Exhibit 99.1

(1)         Of the 12,259,572 shares of common stock of Hughes Communications, Inc. (the “Issuer”) reported as beneficially owned above (i) an aggregate of 7,044,639 shares were distributed to Apollo Investment Fund IV, L.P. (“AIF IV Fund”), Apollo Overseas Partners IV, L.P. (“Overseas IV”), AIV IV/RRRR LLC (“RRRR LLC”), AP/RM Acquisition LLC (“AP/RM LLC) and ST/RRRR LLC (“ST LLC,” and together with AIF IV Fund, Overseas IV, RRRR LLC and AP/RM LLC, the “Apollo Funds”) by Skyterra Communications, Inc. (“Skyterra”) on February 21, 2006 in connection with a distribution of all of the shares of common stock of the Issuer to the holders of Skyterra’s common stock, non-voting common stock, preferred stock and Series 1-A and 2-A warrants, and (ii) the remaining 5,214,933 shares represent subscription rights to purchase such additional shares held by the Apollo Funds that were issued by the Issuer and that the Apollo Funds have agreed to exercise.  If the other holders of common stock of the Issuer do not exercise their subscription rights to purchase additional shares of the Issuer’s common stock, certain of the Apollo Funds may purchase up to an additional 2,628,208 shares of the Issuer’s common stock, in the aggregate.

Apollo Management IV, L.P. (“Management”) serves as the manager of each of the Apollo Funds.  AIF IV Management, Inc. (“AIF IV”) is the general partner of Management.  Apollo Advisors IV, L.P. (“Advisors”) is the general partner of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.  Apollo Capital Management IV, Inc. (“ACM IV”) is the general partner of Advisors.  Each of the Apollo Funds, Management, Advisors, AIF IV and ACM IV, and Messrs. Leon Black and John Hannan, the executive officers and directors of AIF IV and ACM IV, disclaim ownership of all shares reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.